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                                     [Letterhead]

                                                                    EXHIBIT 23.3

                                     May 27, 1999



     We hereby authorize the reference to the following reports prepared by Netherland, Sewell & Associates, Inc. in a Registration Statement on Form S-3 for the offering and sale of Securities, as described in such Registration Statement, and in any prospectus contained therein or prospectus supplement thereto, filed or to be filed by Basin Exploration, Inc. with the United States Securities and Exchange Commission:

     1. An audit of onshore proved oil and gas reserves and future revenue prepared by Basin Exploration, Inc., as of January 1, 1996, January 1, 1997 and January 1, 1998, dated February 5, 1996, January 27, 1997 and January 21, 1998, respectively.

     We further consent to the reference to our firm under the caption "Experts" in such Registration Statement and prospectuses, as such Registration Statement may be amended.



                                        NETHERLAND, SEWELL & ASSOCIATES, INC.



                                        By:      /s/ Clarence M. Netherland
                                           ----------------------------------
                                           Clarence M. Netherland
                                           Chairman



Dallas, Texas